UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 29, 2005  (March 24, 2005)

O’Sullivan Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-31282	43-0923022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (678) 939-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

         On March 24, 2005, O’Sullivan Industries, Inc. executed a severance agreement with Mr. Stuart D. Schotte, our former Vice President-Supply Chain Management. Under the agreement, Mr. Schotte was released from his obligations under a note dated as of November 30, 1999 pursuant to which Mr. Schotte owed O’Sullivan Industries Holdings, Inc. approximately $350,000 including accumulated interest as of the date Mr. Schotte left O’Sullivan. In exchange, Mr. Schotte transferred to O’Sullivan the shares of Class A common stock and Series B junior preferred stock in O’Sullivan Industries Holdings, Inc. held by him. In addition, his Series A junior preferred stock option agreement with O’Sullivan Industries Holdings, Inc. was cancelled, including the special payment accrued under the agreement of approximately $49,000; and Mr. Schotte released O’Sullivan from any obligations it had under its Deferred Compensation Plan.

         Under the agreement, we agreed to continue health insurance at employee rates and certain other benefits through June 30, 2005. The severance agreement also contains certain releases and other covenants by Mr. Schotte.

Item 9.01               Financial Exhibits and Exhibits.

(c)         Exhibits.

Exhibit 10.1	Severance Agreement dated as of January 10, 2005 between O’Sullivan Industries, Inc. and Stuart D. Schotte.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O'SULLIVAN INDUSTRIES, INC.

Date: March 29, 2005	/s/ Robert S. Parker
Robert S. Parker President and Chief Executive Officer